                                                                       EX-99.B18

                              VANGUARD INDEX TRUST


        AMENDED AND RESTATED MULTIPLE CLASS PLAN PURSUANT TO RULE 18f-3

                    UNDER THE INVESTMENT COMPANY ACT OF 1940


         This Amended and Restated Multiple Class Plan ("Plan") has been adopted by a majority of the Board of Trustees of Vanguard Index Trust (the "Fund"), including a majority of the Trustees who are not interested persons of the Fund. This Plan replaces the Multiple Class Plan previously adopted by the Fund's Board of Trustees on May 16, 1997. Provisions of this Plan relating to the Fund's Mid Capitalization Stock, Small Capitalization Value Stock and Small Capitalization Growth Stock Portfolios will take effect upon the effectiveness of these new Portfolios.

I.       SHARE CLASSES

         Each Multiple Class Portfolio of the Fund will offer two classes of shares as follows:

         A.       TOTAL STOCK MARKET PORTFOLIO

                  1. Total Stock Market Portfolio Investor Shares (referred to herein as "Class A Shares"); and

                  2. Total Stock Market Portfolio Institutional Shares (referred to herein as "Class C Shares").

         B.       EXTENDED MARKET PORTFOLIO

                  1. Extended Market Portfolio Investor Shares (referred to herein as "Class A Shares"); and

                  2. Extended Market Portfolio Institutional Shares (referred to herein as "Class C Shares").

         C.       SMALL CAPITALIZATION STOCK PORTFOLIO

                  1. Small Capitalization Stock Portfolio Investor Shares (referred to herein as "Class A Shares"); and

                  2. Small Capitalization Stock Portfolio Institutional Shares (referred to herein as "Class C Shares").

         D.       VALUE PORTFOLIO

                  1. Value Portfolio Investor Shares (referred to herein as "Class A Shares"); and

                  2. Value Portfolio Institutional Shares (referred to herein as "Class C Shares").

         E.       GROWTH PORTFOLIO

                  1. Growth Portfolio Investor Shares (referred to herein as "Class A Shares"); and

                  2. Growth Portfolio Institutional Shares (referred to herein as "Class C Shares").

         F.       MID CAPITALIZATION STOCK PORTFOLIO

                  1. Mid Capitalization Stock Portfolio Investor Shares (referred to herein as "Class A Shares"); and

                  2. Mid Capitalization Stock Portfolio Institutional Shares (referred to herein as "Class C Shares").

         G.       SMALL CAPITALIZATION VALUE STOCK PORTFOLIO

                  1. Small Capitalization Value Stock Portfolio Investor Shares (referred to herein as "Class A Shares"); and

                  2. Small Capitalization Value Stock Portfolio Institutional Shares (referred to herein as "Class C Shares").

         H.       SMALL CAPITALIZATION GROWTH STOCK PORTFOLIO

                  1. Small Capitalization Growth Stock Portfolio Investor Shares (referred to herein as "Class A Shares"); and

                  2. Small Capitalization Growth Stock Portfolio Institutional Shares (referred to herein as "Class C Shares").


II.      DISTRIBUTION ARRANGEMENTS

         For each Multiple Class Portfolio, the distribution arrangements will differ between Class A Shares and Class C Shares as follows:

         A.       CLASS A SHARES

                  Class A Shares will be available to all investors, but will be marketed primarily to individual investors and smaller institutional investors. Class A Shares also will be marketed to employee benefit plans that require participant recordkeeping services provided by The Vanguard Group, Inc. ("Vanguard"). At present, the minimum initial investment requirement for Class A Shares is expected to be $3,000 for non-retirement accounts and $1,000 for most retirement accounts and Uniform Gifts/Transfers to Minors Act accounts.

         B.       CLASS C SHARES

                  Class C Shares will be available only to investors who, due to the substantial size of their investments, are expected to afford the Fund certain economies of scale with respect to the servicing of their accounts. It is expected that most investors eligible for Class C Shares will be institutional entities, such as employee benefit plans, foundations, endowments, trusts, bank nominees and corporations. At present, the minimum initial investment requirement for Class C Shares is expected to be at least $10 million.

III.     SERVICE ARRANGEMENTS

         Service arrangements will differ between Class A Shares and Class C Shares of each Multiple Class Portfolio as follows:

         A.       CLASS A SHARES

                  Class A Shares will be serviced primarily through Vanguard's Individual Investor Services Group. Employee benefit plan investors utilizing Vanguard's participant recordkeeping system (VISTA) will be serviced through Vanguard's Institutional Investor Services Group. Due to the lower minimum initial investment requirement, it is expected that Class A Shares will be held by more investors than Class C Shares. It is anticipated that the aggregate amount of account-based services(1) that are provided to Class A Shares will materially exceed the amount of such services for Class C Shares.

         B.       CLASS C SHARES

                  Class C Shares will be serviced primarily through Vanguard's Institutional Investor Services Group. Due to the higher minimum initial investment requirement, it is expected that Class C Shares will be held by fewer investors than Class A Shares. It is anticipated that the aggregate amount of account-based services that are provided to Class C Shares will be materially less than the amount of such services provided to Class A Shares.

IV.      EXCHANGES AND CONVERSIONS

         A.       EXCHANGES

                  1.       CLASS A SHARES

                           Class A Shares may be exchanged for Class C Shares of the same Multiple Class Portfolio provided that all purchase


--------

  (1) "Account-based services" for purposes of the Fund's Multiple Class Plan are defined as services provided by Vanguard on a per account basis to the Fund. Such services include transaction processing, shareholder recordkeeping and the mailing of shareholder reports, proxy materials and other items.

                           eligibility requirements for Class C Shares are satisfied by the holder of Class A Shares. Class A Shares of each Multiple Class Portfolio may be exchanged into a class of shares of one or more of the other investment companies for which Vanguard provides administrative services (including any other Multiple Class Portfolio)("Vanguard Fund"); provided that (a) exchanges into the class of shares of the Vanguard Fund are permitted by such Vanguard Fund;
                           (b) all purchase eligibility requirements for such class of shares of the Vanguard Fund are satisfied by the investor; and (c) any such exchanges are permitted by the Investment Company Act of 1940, as amended ("1940 Act") and the rules, regulations and interpretations thereunder.

                  2.       CLASS C SHARES

                           Class C Shares of one Multiple Class Portfolio may be exchanged for Class A Shares of the same Multiple Class Portfolio provided that all purchase eligibility requirements for Class A Shares are satisfied by the holder of Class C Shares. Class C Shares of each Multiple Class Portfolio may be exchanged into a class of shares of a Vanguard Fund; provided that (a) exchanges into the class of shares of the Vanguard Fund are permitted by such Vanguard Fund; (b) all purchase eligibility requirements (including the then-applicable minimum initial investment amount) for such class of shares of the Vanguard Fund are satisfied by the investor; and (c) any such exchanges are permitted by the 1940 Act and the rules, regulations and interpretations thereunder.

         B.       CONVERSIONS OF CLASS C SHARES INTO CLASS A SHARES

                  The Fund may convert an investor's Class C Shares into Class A Shares of the same Multiple Class Portfolio of the Fund if such investor's account falls below the then-applicable minimum initial investment amount for Class C Shares. Any such conversion will be preceded by written notice to the investor and will be effected on the basis of the relative net asset values of Class A Shares and Class C Shares of the applicable Multiple Class Portfolio without the imposition of any sales load, fee or other charge.

V.       EXPENSE ALLOCATION BETWEEN CLASSES

         A.       BACKGROUND

                  The Fund is a member of The Vanguard Group of Investment Companies (the "Group"). Through their jointly-owned subsidiary, Vanguard, the Fund and the other funds in the Group obtain at cost virtually all of their corporate management, administrative and distribution services. Vanguard also provides investment advisory services on an at-cost basis to the Fund. Vanguard was established and operates pursuant to a Funds' Service Agreement ("Agreement") between itself and the Vanguard funds, and pursuant to an exemptive order granted by the U.S. Securities and Exchange Commission. Vanguard's direct and indirect expenses of providing corporate management, administrative and distribution services to the Vanguard funds are allocated among the funds in the Group in accordance with methods specified in the Agreement.

         B.       CLASS SPECIFIC EXPENSES

                  1.       MARKETING AND DISTRIBUTION EXPENSES

                           Expenses associated with Vanguard's marketing and distribution activities will be allocated to the share class of the Multiple Class Portfolio on behalf of which the expenses were incurred by making such allocations to Class A Shares and Class C Shares as if each such share class were a separate Vanguard fund under the Agreement.

                  2.       EXPENSES FOR ACCOUNT-BASED SERVICES

                           Expenses associated with Vanguard's provision of account-based services to the Multiple Class Portfolios will be allocated between Class A Shares and Class C Shares of each Multiple Class Portfolio on the basis of the amount incurred by each such share class as follows:

                           (a)      ACCOUNT MAINTENANCE EXPENSES

                                    For each Multiple Class Portfolio, expenses associated with the maintenance of investor accounts will be proportionately allocated between Class A Shares and Class C Shares based upon a monthly determination of (i) the percentage of total shareholder accounts represented by each class, and (ii) the percentage of total account transactions performed by Vanguard for each class. In allocating account maintenance expenses between the classes, (i) above will be given a 75% weighting and (ii) above will be given a 25% weighting.

                           (b)      LITERATURE PRODUCTION AND MAILING EXPENSES

                                    For each Multiple Class Portfolio, expenses associated with shareholder reports, proxy materials and other literature will be allocated between Class A Shares and Class C Shares based upon the number of such items produced and mailed for each class of shares.

                  3.       OTHER CLASS SPECIFIC EXPENSES

                           Expenses for the primary benefit of a particular share class will be allocated to that share class. Such expenses include the following: each class' share of Vanguard's operating expenses (not including expenses related to management of the Fund's assets allocated under subparagraph (C) below); blue sky fees; and legal fees attributable to a particular class.

C.       FUND EXPENSES

                  1.       ASSET MANAGEMENT EXPENSES

                           For each Multiple Class Portfolio, expenses associated with management of a Multiple Class Portfolio's assets (including all advisory, tax preparation and custody fees) will be allocated between Class A Shares and Class C Shares on the basis of their relative net assets.

                  2.       OTHER FUND EXPENSES

                           For each Multiple Class Portfolio, any other expenses not described above will be allocated between Class A Shares and Class C Shares on the basis of their relative net assets.

VI.      ALLOCATION OF INCOME, GAINS AND LOSSES

         For each Multiple Class Portfolio, income, gains and losses will be allocated between Class A Shares and Class C Shares on the basis of their relative net assets. As a result of differences in allocated expenses, it is expected that the net income of, and dividends payable to, each class of shares will vary. For each Multiple Class Portfolio, dividends and distributions paid to each class of shares will be calculated in the same manner, on the same day and at the same time.

VII.     VOTING AND OTHER RIGHTS

         For each Multiple Class Portfolio, Class A Shares and Class C Shares will each have: (i) exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangements; and (ii) separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of the other class; and
(iii) in all other respects the same rights, obligations and privileges as each other, except as described in this Multiple Class Plan.

VIII.    AMENDMENTS

         All material amendments to this Multiple Class Plan must be approved by a majority of the Board of Trustees of the Fund, including a majority of the Trustees who are not interested persons of the Fund.